                                                                     Exhibit 3.1


                           ARTICLES OF INCORPORATION
                                       OF

                           ARIZONA NEVADA GOLD-COPPER
                           AND SILVER MINING COMPANY


                            FILED AT THE REQUEST OF

                             ----------------------

                        NEVADA AGENCY AND TRUST COMPANY
                               Two Ryland Street
                                  Reno, Nevada

                                  May 6, 1968
                                  -----------
                                     (DATE)


                                /s/ John Koontz
                        -------------------------------
                        JOHN KOONTZ, SECRETARY OF STATE


                            /s/ illegible signature
                         ------------------------------
                         (BY) DEPUTY SECRETARY OF STATE


                         NO. 857-68
                             ------

                         FILING FEE $75.00
                                     -----

                           ARTICLES OF INCORPORATION

                                       OF

              ARIZONA-NEVADA GOLD-COPPER AND SILVER MINING COMPANY

KNOW ALL MEN BY THESE PRESENTS:

     That we, the undersigned, having associated ourselves together for the purpose of forming a corporation under and by virtue of the laws of the State of Nevada, hereby adopt the following Articles of Incorporation:

                                   ARTICLE I

     The name of the corporation shall be:

     ARIZONA-NEVADA GOLD-COPPER AND SILVER MINING COMPANY and its principal place of business in Nevada shall be Reno, at Two Ryland Street, Washoe County, but other places of business may be established and maintained within or without the State of Nevada as the Board of Directors may designate, where business of the corporation, including meetings of stockholders and directors, may be conducted and held.

                                   ARTICLE II

     The names, residences and addresses of the incorporators are as follows:

     MURRAY A. SCHUTZ                   127 Montgomery Street
                                        San Francisco, California 94104

     LOUIS NAVONE                       2 Westminster Drive
                                        Oakland, California 94618

     JOHN G. BRENNAN                    404 Del Webb Building
                                        Phoenix, Arizona 85012

                                  ARTICLE III

     The general nature of the business to be transacted by the corporation and its powers are as follows:

     To own, hold, sell, mortgage, dispose of in any way, deal in, titles to land, mining claims, leases, tax liens, rights of all descriptions, authorities, bonds, stocks, commodities of all descriptions, including commodity futures contracts, and options on land, mineral claims, oil leases, stocks, bonds, and commodities of all descriptions.

     To operate, explore, drill, mine, buy, sell, deal in, oil, or minerals, or commodities of every nature; to mill, process, crush, separate, refine, smelt, treat, store and transplant petroleum, ores and minerals, or other substances of every kind.

     To borrow and/or lend money with or without security.


     To have and exercise all the rights, powers and privileges which are now or which may hereafter be conferred upon corporations organized under the same statute as this corporation; and to have and exercise all such rights, powers and privileges as may be necessary, convenient or proper to effectuate and accomplish the objects and purposes specified in this certificate, or any of them; and said specified objects and purposes shall not limit or restrict in any manner the powers of this corporation.

                                   ARTICLE IV

     The authorized capital stock of the corporation shall be One Million Seven Hundred Fifty Thousand (1,750,000) Shares with a par value of $0.10 per share.

                                   ARTICLE V

     The governing board shall be at least three directors and not more than nine directors, and the following three members are selected to act as directors and manage the affairs of the corporation for the first year of its existence or until their successors are elected and qualify:

     MURRAY A. SCHUTZ                   127 Montgomery Street
                                        San Francisco, California 94101

     LOUIS NAVONE                       2 Westminster Drive
                                        Oakland, California 94618

     JOHN G. BRENNAN                    404 Del Webb Building
                                        Phoenix, Arizona 85012

     At the annual meetings, or any special meeting of the stockholders of this corporation called for the purpose of electing directors, a majority of the stock represented by stockholders at the meeting, or by proxy, shall decide, first, the number of directors to hold office for the ensuing term and, second, the directors to constitute the Board, There shall never be more than nine (9) nor less than three (3) directors, The Board of Directors, during the term of office, may decrease in number by resignation or death of one or more members, but the number of Directors cannot be increased.

                                   ARTICLE VI

     The authorized shares of this corporation shall not be assessable after the amount of the par value, or the subscription price has been paid in full, nor shall the shares be assessable to pay the debts of the corporation, and any shares issued for property, or for considerations other than cash, shall be deemed fully paid up and forever non-assessable.

                                  ARTICLE VII

     The term of existence of this corporation shall be perpetual.

                                  ARTICLE VIII

     The directors shall have power to make such By-laws as they may deem proper for the management of the affairs of said corporation according to the statute in such case made and provided.

                                   ARTICLE IX

     Each stockholder will have one vote for each share registered in his or her name. Cumulative voting shall be allowed.

                                   ARTICLE X

     The stockholders of this corporation shall have no preferential right or rights to subscribe to any subsequent issues of the authorized, shares of this corporation, unless certain rights or warrants are authorized and issued by the Board of Directors, or stockholders for a specific issue.

                                   ARTICLE XI

     The assets of the corporation may be sold, merged or otherwise disposed of for value, upon the acquiescence and approval of not less than 66-2/3% of the registered shareholders of the corporation.

     IN WITNESS HEREOF, we have hereunto set out hands this 1st and 2nd day of May, 1968.


                                                  /s/ Murray A. Schutz
                                                  ------------------------------
                                                  Murray A. Schutz


                                                  /s/ Louis Navone
                                                  ------------------------------
                                                  Louis Navone


                                                  /s/ John G. Brennan
                                                  ------------------------------
                                                  John G. Brennan


STATE OF ARIZONA    )
                    ) ss.
County of Maricopa  )

     Before me, the undersigned Notary Public, personally appeared JOHN G. BRENNAN, known to me to be the person whose name is subscribed to the within instrument, and who acknowledged to me that he executed the same for the purposes therein contained.

     WITNESS my hand and official seal this 1st day of May, 1968.


                                                  /s/ Wanda Jo Peterson
                                                  ------------------------------
                                                  Notary Public
My Commission Expires:
    May 6, 1971
----------------------

STATE OF CALIFORNIA                )
                                   ) ss.
City and County of San Francisco   )


     Before me, the undersigned Notary Public, personally appeared MURRAY A. SCHUTZ, known to me to be the person whose name is subscribed to the within instrument, and who acknowledged to me that he executed the same for the purpose therein, contained.

     WITNESS my hand and official seal this 1st day of May, 1968.


                                                /s/ Frances R. Wiener
                                                --------------------------------
                                                Notary Public  Frances R. Wiener
My Commission Expires:

My Commission Expires February 17, ????
---------------------------------------


STATE OF CALIFORNIA      )
                         ) ss.
County of Alameda        )

     Before me, the undersigned Notary Public, personally appeared LOUIS NAVONE, known to me to be the person whose is subscribed to the within instrument, and who acknowledged to me that he executed the same for the purposes therein contained.

     WITNESS my hand and official seal this 2nd day of May, 1968.

                                                /s/ Elinor Lahti
                                                --------------------------------
                                                Notary Public
My Commission Expires:

May 26, 1969
----------------------

          FILED
  IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
    STATE OF NEVADA

     July 20, 1982


                                                             Filing Fee $2385.00
                                                             BY: NATCO
                                                             Suite 1400
                                                             One East First St.
                                                             Reno, Nevada 89501


                                   AMENDMENT
                      TO THE ARTICLES OF INCORPORATION OF
                         ARIZONA-NEVADA MINING COMPANY

                                   * * * * *

     Pursuant to the provisions of Section 78.385 of the Nevada Revised Statutes, Arizona-Nevada Mining Company, a Nevada corporation, adopts the following amendment to its Articles of Incorporation:

     1. The undersigned hereby certify that on Friday, July 9, 1982, a Special Meeting of the Board of Directors was duly held and convened at which time there was present a quorum of the Board of Directors acting throughout all proceedings, and at which time the following resolution was duly adopted by the Board of Directors:

     BE IT RESOLVED: That the President of the corporation is hereby authorized and directed to call a Special Meeting of Stockholders to be held and convened on Tuesday, July 20, 1982 at 12:00 o'clock noon, local time, at Suite 1400 One East First Street, Reno, Nevada 89501 for the following purposes:

          To amend the Articles of Incorporation to provide:

          (a) That the name of the corporation be changed from Arizona-Nevada Mining Company to International Texas Industries. Inc.

          (b) That the capitalization be increased from 1,750,000 shares to 50,000,000 shares with the par value being increased from $0.10 to $0.20 per shares which would have the effect of a reverse split of the corporation's stock in that two (2) shares of $0.10 par value stock would be equal to one (1) share of $0.20 par value stock.

     2. A Special Meeting of the Stockholders was held on Tuesday, July 20, 1982. With regard theret the undersigned hereby certify as follows.

          (a) A Notice of Special Meeting of Stockholders was mailed to each stockholder on Friday, July 9, 1982.

          (b) There were present, either by Proxy or in person 825,375 shares of the 1,250,000 shares outstanding of Arizona-Nevada Mining Company.

          (c) The proposals to amend the Articles of Incorporation which are set forth as follows were adopted by 825,375 shares. There were 0 shares voting against the proposals.

          (d)  The Amendments to the Articles of Incorporation are as follows:

     ARTICLE I: That the name of the corporation is INTERNATIONAL TEXAS
                INDUSTRIES, INC.

     ARTICLE IV: That this corporation is authorized to issue only one (1) class of shares of stocks; the total number of such shares is FIFTY MILLION (50,000,000), par value TWENTY CENTS ($0.20) per share, totaling in the aggregate Ten Million Dollars ($10,000,000).

     The holders of shares of capital stock of the corporation shall not be entitled to pre-emptive or preferential rights to subscribe to any unissued stock or any other securities which the corporation may now or hereafter be authorized to issue.

     The corporation's capital stock may be issued and sold from time to time for such consideration as may be fixed by the Board of Directors, provided that the consideration so fixed is not less than par value.

     The stockholders shall not possess cumulative voting rights at all shareholders meetings called for the purpose of electing a Board of Directors.

     DATED: This 20th day of July. 1982.

                                                  ARIZONA-NEVADA MINING COMPANY


                                                  By /s/ Terry L. Young
                                                     ---------------------------
                                                     Terry L. Young, President

ATTEST:


/s/ Susan S. Young
---------------------------
Susan S. Young, Secretary

STATE OF TEXAS      )
                    : ss.
COUNTY OF           )

     On this 20th day of July, 1982, before me, the undersigned, a Notary Public, personally appeared TERRY L. YOUNG, President, and SUSAN S. YOUNG, Secretary, of ARIZONA-NEVADA MINING COMPANY, a Nevada corporation, known to me to be the persons who executed the foregoing instrument and who acknowledged to me that they executed the same freely and voluntarily on behalf of and in their capacities as the President and Secretary, respectively, of Arizona-Nevada Mining Company for the uses and purposes therein mentioned.

     IN WITNESS THEREOF, I have hereunto fixed my hand and affixed my official seal the day and year first above written.


                                                  /s/ Michael Mayfield
                                                  ------------------------------
                                                  Notary Public
                                                  Residing in Austin, TX
                                                              ------------------
                                                              Travis County

My Commission Expires:

      12-10-85
----------------------

          FILED
  IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
    STATE OF NEVADA

      SEP 21 1983


                                                        Filing Fee $50.00
                                                        BY Calkins, Kramer, Gris
                                                        Grimshaw & Harring
                                                        1700 Lincoln St.
                                                        Suite 3800
                                                        Denver, Colorado 80203



                             ARTICLES OF AMENDMENT

                                     To the

                           ARTICLES OF INCORPORATION


     Pursuant to the provisions of the Nevada Corporation Laws, the undersigned corporation adopts the following Articles of Amendment to its Articles of
Incorporation:

     FIRST: The name of the corporation is International Texas Industries, Inc.

     SECOND: The following amendment was adopted by a majority of the shareholders of the corporation, in the manner prescribed by the Nevada Corporation Laws on the dates set forth above each amendment:

          JULY 26, 1983

          "RESOLVED, that Article IV of the Articles of Incorporation be deleted in its entirety and in its place inserted:

               'ARTICLE IV. The authorized capital stock of the corporation shall be Fifty Million (50,000,000) shares of common stock with each share having a par value of One Tenth of One Cent ($0.001) per share.'"

          JULY 27, 1983

          "RESOLVED, that Article I of the Articles of Incorporation be deleted in its entirety, and in its place inserted:

               'ARTICLE I. The name of the corporation shall be International Texas Industries, Inc., and its principal place of business in Nevada shall be Reno, at Suite 1400 First National Bank Building, One East First Street, Reno, Nevada 89501, but other places of business may be established and maintained within or without the State of Nevada as the board of directors may designate, where business of the corporation, including meetings of stockholders and directors may be conducted and held.'"

          "RESOLVED, that Article III of the Articles of Incorporation, be deleted in its entirety and in its place inserted:

               'Article III. The general nature of the business of the corporation is to engage in any lawful activity. To this end, the corpora-tion shall have and may exercise all the rights, powers and privileges which are now or which may hereafter be conferred upon corporations organized under Chapter 78 of the State of Nevada Corporation Laws, and any other rights, powers and privileges which are now or which may hereafter be conferred upon corporations under the Common Law or under any other applicable law.'"

                                            INTERNATIONAL TEXAS INDUSTRIES, INC.


                                            By /s/ Jon J. King
                                               ---------------------------------
                                               Jon J. King, President

                                            and


                                               /s/ Robert R. Johnson
                                               ---------------------------------
                                               Robert R. Johnson, Secretary


STATE OF TEXAS      )
                    ) ss.
COUNTY OF BEXAR     )

     Before me, Lesli G. Griffin, a Notary Public in and for the said County and State, personally appeared Jon J. King and Robert R. Johnson, who acknowledged before me that they are the President and Secretary, respectively, of International Texas Industries, a Nevada corporation, and that they signed the foregoing Articles of Amendment as a free and voluntary act and deed for the uses and purposes therein set forth, and that the facts contained therein are true.

     IN WITNESS WHEREOF I have hereto set my hand and seal this 26th day of August A.D., 1983.

     My commission expires: 8/28/85

     My address is: not required in the state of Texas.

                                                  /s/ Lesli G. Griffin
                                                  ------------------------------
                                                  Notary Public

                                                            FILING FEE $50.00
          FILED                                             BY: INTERNATIONAL
   IN THE OFFICE OF THE                                         TEXAS INDUSTRIES
SECRETARY OF STATE OF THE                                           INC.
     STATE OF NEVADA                                            SUITE # 204
                             ARTICLES OF AMENDMENT              14800 SAN PEDRO
       SEP 11 1984                   TO THE                     SAN ANTONIO
                           ARTICLES OF INCORPORATION            TEXAS      78232
                                       OF
                      INTERNATIONAL TEXAS INDUSTRIES, INC.


     Pursuant to the provisions of the Nevada Corporation Laws, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation.

     FIRST: The following amendment was adopted by a majority of the shareholders of the corporation, in the manner prescribed by the Nevada Corporation Laws on the date set forth above the amendment:

     JUNE 22, 1984

     RESOLVED, that Article IV of the Articles of Incorporation be deleted in its entirety, and in its place be inserted,

          ARTICLE IV. The corporation shall have two classes of authorized capital stock as follows:

          Class A - fifty million (50,000,000) shares of common stock with each share having a par value of One Tenth of One Cent ($0.001) per share.

          Class AA - two million (2,000,000) shares of convertible preferred stock with each share having a par value of One Cent ($0.01) per share. Each convertible preferred share shall be convertible to one share of Class A common stock at the option of the holder.

     JULY 22, 1984

     RESOLVED, that Article IX of the Articles of Incorporation be deleted in its entirety, and in its place inserted:

          ARTICLE IX. Each stockholder shall have one vote for each share registered into his or her name without giving regard to class or type of stock.

                                            INTERNATIONAL TEXAS INDUSTRIES, INC.


                                            By: /s/ Jon J. King
                                                --------------------------------
                                                Jon J. King, President


                                            By: /s/ Denise Byler
                                                --------------------------------
                                                Denise Byler, Secretary

STATE OF TEXAS      )
                    ) ss.
COUNTY OF BEXAR     )


     Before me, _____________________________, a Notary Public in and for the said County and State, personally appeared Jon J. King and Denise Byler, who acknowledged before me that they are the President and Secretary, respectively, of International Texas Industries, Inc., a Nevada corporation, and that they signed the foregoing Articles of Amendment as a free and voluntary act and deed for the uses and purposes therein set forth, and that the facts contained therein are true.

     IN WITNESS WHEREOF, I have hereto set my hand and seal this 7th day of September A.D., 1984.


                                                  /s/ Kathleen K. Fletcher
                                                  ------------------------------
                                                  Notary Public in and for the
                                                  State of Texas

My commission expires:                                 Kathleen K. Fletcher
       12-19-87                                   ------------------------------
----------------------                            Notary's printed name

          FILED
  IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
     STATE OF NEVADA

       JUN 10 1998


                 CERTIFICATE AMENDING ARTICLES OF INCORPORATION
                                       OF
                      INTERNATIONAL TEXAS INDUSTRIES, INC.

     The undersigned, being the President and Secretary of INTERNATIONAL TEXAS INDUSTRIES, INC., a Nevada Corporation, hereby certify that by vote of the Board of Directors, with consent from the controlling majority stockholder, at a meeting held on the 1st day of June, 1998, it was agreed by unanimous vote that this CERTIFICATE AMENDING THE ARTICLES OF INCORPORATION be filed.

     The undersigned further certify that the original Articles of Incorporation of INTERNATIONAL TEXAS INDUSTRIES, INC., were filed with the Secretary of State of Nevada on the 6th day of May, 1968. The undersigned further certify that ARTICLE FIRST of the original Articles of Incorporation, filed on the 6th day of May, 1968, herein is amended to read as follows:

                                 ARTICLE FIRST

               THE NAME OF THE CORPORATION IS KENTEX ENERGY, INC.

     The undersigned hereby certify, that they have on this 4 day of June, 1998, executed this Certificate Amending the original Articles of Incorporation heretofore filed with the Secretary of State of Nevada.


                                              /s/ Janis Barnard
                                              ----------------------------------
                                              Janis Barnard, President/Secretary


STATE OF Oregon     )
         -----------
                    ) SS.
COUNTY OF Yamhill   )
          ----------

     On this 4th day of June, 1998, before me, the undersigned, a Notary Public, personally appeared: Janis Barnard, known to me to be the person(s) whose name(s) are subscribed to the foregoing Certificate Amending the Articles of Incorporation and acknowledged to me that they executed the same.


                                              /s/ Julie Snow
                                              ----------------------------------
                                              Notary Public

====================================
           OFFICIAL SEAL
            JULIE SNOW
      NOTARY PUBLIC - OREGON
      COMMISSION NO. A053646
MY COMMISSION EXPIRES APRIL 30, 2000
====================================


Page 1 - Articles of Amendment